                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 2 to
Registration Statement No. 333-123218 on Form S-3 of Jarden Corporation of our
report dated March 9, 2005 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the fresh start reporting described in Note 10, the change in accounting for goodwill and other intangible assets in
2002 described in Notes 2 and 4 and the sale of American Household, Inc.
described in Note 1) related to the consolidated financial statements of
American Household, Inc. and subsidiaries as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002, appearing in the Current
Report on Form 8-K/A of Jarden Corporation dated March 24, 2005, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Fort Lauderdale, Florida
May 16, 2005